As filed with the Securities and Exchange Commission on December 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Ocean Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1593951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Wisconsin Circle,
7th Floor
Chevy Chase, MD 20815
(240) 235-5049
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marcus Brauchli
Chairman
c/o Blue Ocean Acquisition Corp
2 Wisconsin Circle,
7th Floor
Chevy Chase, MD 20815
(240) 235-5049
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samir A. Gandhi, Esq. Jon W. Daly, Esq. Kenny S. Terrero, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Tel: (212) 839-5300	Curtis L. Mo, Esq. Jeffrey C. Selman, Esq. DLA Piper LLP (US) 2000 University Avenue East Palo Alto, CA 94303 Tel: (650) 833-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-260889

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant(2)	1,725,000 Units	$10.00	$17,250,000	$1,599.08
Class A ordinary shares included as part of the units(3)	1,725,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	862,500 Warrants	—	—	—(4)
Total			$17,250,000	$1,599.08(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Represents only the additional number of securities being registered and includes 225,000 units, consisting of 225,000 Class A ordinary shares and 112,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260889).

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 in its Registration Statement on Form S-1, as amended (File No. 333-260889), which was declared effective by the Securities and Exchange Commission on December 2, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $17,250,000 is hereby registered, which includes securities issuable upon the exercise of the underwriter’s over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,725,000 additional units, consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant of Blue Ocean Acquisition Corp, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 225,000 units that may be purchased by the underwriter to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50. Warrants may be exercised only for a whole number Class A ordinary shares. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260889) (the “Prior Registration Statement”), initially filed by the Registrant on November 9, 2021 and declared effective by the Securities and Exchange Commission on December 2, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that: (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 3, 2021); (2) it will not revoke such instructions; (3) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 3, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

 (a) Exhibits.  All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-260889) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder (Cayman) LLP

5.2	Opinion of Sidley Austin LLP

23.1	Consent of Marcum LLP

23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-260889), filed November 9, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of December, 2021.

Blue Ocean Acquisition Corp

By:	/s/ Paul Bascobert
Paul Bascobert
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman	December 2, 2021
Marcus Brauchli

/s/ Paul Bascobert	Chief Executive Officer (Principal Executive Officer	December 2, 2021
Paul Bascobert

*	Chief Financial Officer (Principal Financial and Accounting Officer)	December 2, 2021
Ankur Manglik

/s/ Norman Pearlstine	Director	December 2, 2021
Norman Pearlstine

/s/ Joel Motley	Director	December 2, 2021
Joel Motley

/s/ Matt Goldberg	Director	December 2, 2021
Matt Goldberg

/s/ Priscilla Han	Director	December 2, 2021
Priscilla Han

/s/ Dale Mathias	Director	December 2, 2021
Dale Mathias

/s/ Sean Glodek	Director	December 2, 2021
Sean Glodek

* By:	/s/ Paul Bascobert
Paul Bascobert
Attorney-in-Fact